Exhibit 5.1
May 14, 2009
Energizer Holdings, Inc.
533 Maryville University Drive
St. Louis, Missouri 63141
Ladies and Gentlemen:
I am Vice President and General Counsel of Energizer Holdings, Inc. (the “Company”), and have acted as counsel for the Company in connection with the Company’s filing of a Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) (No. 333-159110) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) on May 11, 2009 and the prospectus supplement to the Registration Statement to be filed with the Commission (the “Prospectus Supplement”), relating to (i) the sale by the Company and the purchase by the underwriters set forth therein (the “Underwriters”), of 9,500,000 shares of common stock of the Company, par value $.01 per share (the “Common Stock”) and (ii) the grant by the Company to the Underwriters of the option to purchase all or any part of 1,425,000 additional shares of common stock to cover overallotments, if any (the “Option Shares”, and, together with the Common Stock, the “Shares”).
In connection herewith, I have examined:
     (1) the Registration Statement;
     (2) the Prospectus;
     (3) the Underwriting Agreement, dated Mary 14, 2009, by and among the Company, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto (the “Agreement”);
     (4) the Articles of Incorporation of the Company; and
     (5) the Amended Bylaws of the Company.
I have also examined and relied without investigation as to matters of fact upon certificates, statements and results of inquiries of public officials and officers and representatives of the Company, and originals or copies, certified or otherwise identified to my satisfaction of such other documents, corporate records, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies.
In connection herewith, I have assumed that, other than with respect to the Company, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, I am of the opinion that:
1. Based solely on a recently dated good standing certificate from the Secretary of State of the State of Missouri, the Company is validly existing as a corporation, in good standing under the laws of the State of Missouri.
2. The Shares have been duly authorized for issuance and upon the issuance and delivery of the Shares and the receipt by the Company of all consideration therefor in accordance with the terms of the Agreement, the Shares will be validly issued, fully paid and nonassessable.
The opinions herein reflect only the application of applicable Missouri state law. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering the opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
I hereby consent to the filing of this opinion as an exhibit to this Current Report on Form 8-K, incorporated by reference into the Registration Statement, and to the use of my name under the caption “Legal Matters” in the Prospectus. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,
Gayle G. Stratmann
Vice President and General Counsel